Exhibit 99.1
Titanium Asset Management Corp.
Reports 2009 Fourth Quarter and Annual Results
Milwaukee, WI, March 31, 2010 — Titanium Asset Management Corp. (AIM — TAM) today reported results for the fourth quarter and year ended December 31, 2009.
Highlights are as follows:
•	Revenues of $6,841,000 for the fourth quarter of 2009, a 51% increase over the same period last year, and revenues of $22,471,000 for the year, a 47% increase over 2008.

•	Annual performance fees recognized in the fourth quarter of 2009 were $1,256,000, compared to $518,000 for 2008.

•	Managed and fee paying assets increased by 8.9% from $8,379.4 million to $9,126.3 million during 2009.

•	Adjusted EBITDA deficit of $310,000 for the fourth quarter of 2009 compared from $1,231,000 for the same period last year.

•	A non-cash goodwill impairment charge of $3,642,000 in the fourth quarter of 2009 and a total impairment charge of $8,489,000 for the year.

•	A non-cash deferred tax charge of $5,837,000 in the fourth quarter of 2009 and a total deferred tax charge of $4,016,000 for the year reflecting the establishment of a valuation allowance for all of our deferred tax assets.

•	Net loss of $12,237,000, or $0.60 per diluted common share, for the fourth quarter of 2009 compared to a net loss of $3,950,000, or $0.19 per diluted common share, for the fourth quarter of 2008. For the year, the net loss was $21,169,000, or $1.03 per diluted common share, compared to a net loss of $7,040,000, or $0.34 per diluted common share for 2008.
Commenting on these results, Robert Brooks, CEO of Titanium Asset Management Corporation said:
“The growth in managed and fee paying assets to $9.3 billion and the 47% increase in revenues over the year are pleasing given market conditions. Volatile markets did not lend themselves to asset growth within all of our asset managers and as a result, operating results were strained. As we continue the current stage of our business plan, consolidation and integration, we are creating an all-inclusive operating structure that will enhance performance and facilitate growth.
“Our most valuable asset is our people and they have provided us with our most valuable commodity, investment performance which has been excellent across the board. Our ability to create specialized products has enhanced the perception, acceptance, and value of the firm. This skill is evidenced most recently in the creation and development of our TALF product. It epitomizes our ability to respond quickly to a changing landscape, a skill that will remain at the forefront of our success.
“Over the near-term, our efforts will include a further integration of the business units, including developing a comprehensive performance based compensation structure for our employees. With certain expenses tied to asset values, our goal is to protect shareholder investment as well as our investment in our employees. We will also look to further diversify our product line and sales efforts as a means to broaden our client base and build on our assets under management.”

For further information please contact:

Titanium Asset Management Corp.
Robert Brooks, CEO	312-335-8300

Seymour Pierce Ltd
Jonathan Wright	+44 20 7107 8000

Penrose Financial
Gay Collins/Elisha Vincent	+44 20 7786 4882 or +44 7798 626282
titanium@penrose.co.uk

Titanium Asset Management Corp. 2009 Fourth Quarter and Annual Operating Results

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$6,841,000	$4,526,000	$22,471,000	$15,241,000
Adjusted EBITDA(1)	(310,000)	(1,231,000)	(2,894,000)	(1,536,000)
Net loss	(12,237,000)	(3,950,000)	(21,169,000)	(7,040,000)
Earnings per share:
Basic	$(0.60)	$(0.19)	$(1.03)	$(0.34)
Diluted	$(0.60)	$(0.19)	$(1.03)	$(0.34)

(1)	See accompanying table for definition of Adjusted EBITDA, a non-GAAP financial measure. The table provides a description of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.
Assets Under Management
Our managed and fee paying assets increased by 8.9% during 2009, totaling $9,126.3 million at December 31, 2009:

	Managed	Distributed
	Assets	Assets
	(in millions)

Balance at December 31, 2008	$7,573.2	$806.2
Net inflows (outflows)	(7.1)	42.2
Market movement	585.3	126.5

Balance at June 30, 2009	$8,151.4	$974.9

Distributed assets are those managed by a hedge fund advisor on which we earn referral fees. Net contributions are a combination of new and lost accounts plus contributions and withdrawals from existing accounts. Market movement is a combination of the change in financial market plus the effect (positive or negative) of active management.
The net outflows in managed assets reflects net withdrawals at our Sovereign subsidiary as a result of poor performance of certain strategies in 2008 and reduction of some wrap business, as well as withdrawals driven by cash requirements of certain institutional clients of our NIS subsidiary. These outflows offset strong gains driven by contributions from new and existing accounts for investments in the U.S. Government’s Term Asset-Backed Securities Loan Facility (TALF) program.
The market movement reflects strong fixed income returns and recovery in the U.S. equity markets from their low points in March 2009. The market movement also reflects positive returns from absolute return (hedge fund) strategies.
For the year ended December 31, 2009, 89% of our managed and fee paying assets with defined performance benchmarks outperformed their respective benchmarks.

Our assets under management by major investment strategy were as follows:

	December 31, 2009		December 31, 2008
	(in millions)	% of total	(in millions)	% of total

Fixed income	$7,242.3	88.8%	$6,674.8	88.2%
Equity	869.3	10.7%	898.4	11.8%
Real estate	39.8	0.5%	—	—

Balance at end of period	$8,151.4	100.0%	$7,573.2	100.0%

Our assets under management by broad client type were as follows:

	December 31, 2009		December 31, 2008
	(in millions)	% of total	(in millions)	% of total

Institutional	$6,371.8	78.2%	$5,830.6	77.0%
Retail	1,779.6	21.8%	1,742.6	23.0%

Balance at end of period	$8,151.4	100.0%	$7,573.2	100.0%

Operating Results
Our fourth quarter revenues increased $2,315,000 relative to the fourth quarter of 2008 primarily as a result of the acquisition of Boyd Watterson Asset Management, the additional fees from our participation in the TALF program, and an increase in amount of performance fees recognized for two funds managed by NIS. During the fourth quarter of 2009, we recognized $1,256,000 of incentive fees, compared to $518,000 in the fourth quarter of 2008. We earn annual incentive fees from two private funds that are managed by NIS. We also secured our first real estate client and expect to secure more real estate business in the coming months.
Our Adjusted EBITDA deficit of $310,000 for the fourth quarter of 2009 was an improvement over the $557,000 Adjusted EBITDA deficit for the third quarter of 2009 and over the $1,231,000 Adjusted EBITDA deficit for fourth quarter of 2008. The improvement over the third quarter of 2009 reflects the recognition of the annual incentive fee income. We expect our integration activities and the consequent reduction in headcount will continue to improve our operating results over 2010. During the fourth quarter we further reduced our headcount from 90 to 87. The improvement over the fourth quarter of 2008 reflects the acquisition of Boyd Watterson, the incremental incentive fees recognized in 2009, and reductions to the significant legal and professional fees that were incurred during the registration process for our common stock under the Securities and Exchange Act of 1934 in 2008.

Forward-looking Statements
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of Titanium.
Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements. Additional factors that could influence Titanium’s financial results are included in its Securities and Exchange Commission filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, is expected to be filed with the Securities and Exchange Commission on or before March 31, 2010. The report will be available on the SEC’s website at www.sec.gov and on the Company’s website at www.ti-am.com.

Titanium Asset Management Corp.
Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$4,773,000	$18,753,000
Securities available for sale	12,549,000	10,683,000
Accounts receivable	5,030,000	4,041,000
Refundable income taxes	—	512,000
Other current assets	1,162,000	908,000

Total current assets	23,514,000	34,897,000

Investment in affiliate	2,179,000	—
Other investment	—	672,000
Property and equipment, net	427,000	456,000
Goodwill	28,147,000	32,757,000
Intangible assets, net	24,920,000	32,206,000
Deferred income taxes	—	4,202,000

Total assets	$79,187,000	$105,190,000

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$237,000	$663,000
Acquisition payments due	1,746,000	8,145,000
Other current liabilities	3,504,000	1,789,000

Total current liabilities	5,487,000	10,597,000

Acquisition payments due	960,000	1,889,000

Total liabilities	6,447,000	12,486,000

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 54,000,000 shares authorized; 20,689,478 and 20,464,002 shares issued and outstanding at December 31, 2009 and 2008, respectively	2,000	2,000
Restricted common stock, $0.0001 par value; 720,000 shares authorized; 612,716 shares issued and outstanding at December 31, 2009 and 2008	—	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	100,332,000	99,462,000
Accumulated deficit	(27,766,000)	(6,597,000)
Other comprehensive income (loss)	172,000	(163,000)

Total stockholders’ equity	72,740,000	92,704,000

Total liabilities and stockholders’ equity	$79,187,000	$105,190,000

Titanium Asset Management Corp.
Condensed Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating revenues	$6,841,000	$4,526,000	$22,471,000	$15,241,000

Operating expenses:
Administrative	7,320,000	5,825,000	25,926,000	16,849,000
Amortization of intangible assets	1,019,000	1,095,000	4,078,000	4,190,000
Impairment of goodwill	3,642,000	—	8,489,000	—
Impairment of intangible assets	1,529,000	4,741,000	1,529,000	6,533,000

Total operating expenses	13,510,000	11,661,000	40,022,000	27,572,000

Operating loss	(6,669,000)	(7,135,000)	(17,551,000)	(12,331,000)

Other income and expense	269,000	282,000	398,000	1,004,000

Loss before taxes	(6,400,000)	(6,853,000)	(17,153,000)	(11,327,000)

Income tax charge (benefit)	5,837,000	(2,903,000)	4,016,000	(4,287,000)

Net loss	$(12,237,000)	$(3,950,000)	$(21,169,000)	$(7,040,000)

Earnings (loss) per share
Basic	$(0.60)	$(0.19)	$(1.03)	$(0.34)
Diluted	$(0.60)	$(0.19)	$(1.03)	$(0.34)

Weighted average number of common shares outstanding:
Basic	20,506,389	20,354,490	20,536,382	20,406,318
Diluted	20,506,389	20,354,490	20,536,382	20,406,318

Titanium Asset Management Corp.
Condensed Consolidated Statement of Cash Flows
(unaudited)

	Year ended December 31,
	2009	2008
Cash flows from operating activities
Net loss	$(21,169,000)	$(7,040,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,219,000	4,262,000
Impairment of intangible assets	1,529,000	6,533,000
Impairment of goodwill	8,489,000	—
Share compensation expense	420,000	—
Loss on investments	151,000	—
Income from equity investee	(179,000)	—
Accretion of acquisition payments	55,000	26,000
Deferred income taxes	4,016,000	(3,823,000)
Changes in assets and liabilities:
Increase in accounts receivable	(900,000)	(29,000)
Increase in other current assets	(257,000)	(607,000)
Increase in accounts payable	(432,000)	511,000
Increase in other current liabilities	1,633,000	(466,000)

Net cash provided by (used in) operating activities	(2,425,000)	(633,000)

Cash flows from investing activities
Purchases of property and equipment	(130,000)	(326,000)
Cash and cash equivalents held in (released from) trust	—	55,587,000
Purchase of securities available for sale	(20,139,000)	(10,651,000)
Sales and redemptions of securities available for sale	19,315,000	(968,000)
Investment in equity investee	(2,000,000)	—
Cash paid for acquisition of subsidiaries, net of cash acquired	(6,000)	(31,627,000)

Net cash provided by (used in) investing activities	(2,960,000)	12,015,000

Cash flows from financing activities
Payment of deferred acquisition obligations	(8,595,000)	—
Common stock redeemed	—	(12,017,000)

Net cash provided by (used in) financing activities	(8,595,000)	(12,017,000)

Net increase (decrease) in cash and cash equivalents	(13,980,000)	(635,000)

Cash and cash equivalents:
Beginning	18,753,000	19,388,000

Ending	$4,773,000	$18,753,000

Titanium Asset Management Corp.
Reconciliation of Adjusted EBITDA
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating loss	$(6,669,000)	$(7,135,000)	$(17,551,000)	$(12,331,000)

Amortization of intangible assets	1,019,000	1,095,000	4,078,000	4,190,000
Impairment of goodwill	3,642,000	—	8,489,000	—
Impairment of intangible assets	1,529,000	4,741,000	1,529,000	6,533,000
Depreciation expense	61,000	68,000	141,000	72,000
Share compensation expense	108,000	—	420,000	—

Adjusted EBITDA(1)	$(310,000)	$(1,231,000)	$(2,894,000)	$(1,536,000)

Notes:

(1)	Adjusted EBITDA is defined as operating loss before non-cash charges for amortization and impairment of intangible assets, impairment of goodwill, depreciation, and share compensation expense. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flows from operations. As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments, and meet working capital requirements. EBITDA, as we calculate it, may not be consistent with computations of EBITDA by other companies. We believe that many investors use this information when analyzing the operating performance, liquidity, and financial position of companies in the investment management industry.